EXHIBIT 99.4

INITIAL GRANT

VERSANT CORPORATION

2005 DIRECTORS STOCK OPTION PLAN

DIRECTORS NONQUALIFIED INITIAL STOCK OPTION GRANT

This Stock Option Grant (this “Grant”) is made and entered into as of the date of grant set forth below (the “Date of Grant”) by and between Versant Corporation, a California corporation (the “Company”), and the Optionee named below (“Optionee”).

Optionee:

Optionee’s Address:

Total Shares Subject to Option:

Exercise Price Per Share:

Date of Grant:

Expiration Date:

1.                                      Grant of Option.  The Company hereby grants to Optionee an option (this “Option”) to purchase up to the total number of shares of Common Stock of the Company set forth above (collectively, the “Shares”) at the Exercise Price Per Share set forth above (the “Exercise Price”), subject to all of the terms and conditions of this Grant and the Company’s 2005 Directors Stock Option Plan (the “Plan”).  Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan.

2.                                      Exercise Period.

2.1                                 Exercise Period of Option.  Subject to the terms and conditions of the Plan and this Grant, this Option shall be exercisable immediately with respect to one hundred percent (100%) of the Shares subject to this Option, although the Shares issued upon exercise of this Option will be subject to the Repurchase Option as provided in Section 6 of this Grant.  Provided, and only for so long as, Optionee continuously remains a member of the Board of Directors of the Company (a “Board Member”) or a consultant of the Company, fifty percent (50%) of the total number of Shares subject to this Option will become vested on each of the first two successive anniversaries of the Date of Grant.  Notwithstanding any provision in the Plan or this Grant to the contrary, this Option will not be exercisable with respect to Unvested Shares (as defined in Section 2.2 of this Grant) on or after Optionee’s Termination Date.

2.2                                 Vesting of Shares.  Shares that are vested pursuant to the schedule set forth in Section 2.1 are “Vested Shares.”  Shares that are not vested pursuant to the schedule set forth in Section 2.1 are “Unvested Shares.”  Unvested Shares may not be sold or otherwise transferred by Optionee without the Company’s prior written consent.

2.3                                 Expiration.  The Option shall expire on the Expiration Date set forth above and must be exercised, if at all, on or before the Expiration Date.

3.                                      Restriction on Exercise.  This Option may not be exercised unless such exercise is in compliance with the Securities Act, and all applicable state securities laws, as they are in effect on the date of exercise, and the requirements of any stock exchange or securities quotation system on which the Company’s Common Stock may be listed at the time of exercise.  Optionee understands that the Company is under no obligation to register or qualify the Shares with the SEC or any securities authority of any state or other jurisdiction or to list the Shares on any stock exchange or securities quotation system.

4.                                      Termination of Option.  Except as provided below in this Section, this Option shall terminate and may not be exercised if Optionee ceases to be a Board Member or a consultant of the Company.  The date on which Optionee ceases to be a Board Member or consultant of the Company shall be referred to herein as the “Termination Date.”

4.1                                 Termination Generally.  If Optionee ceases to be a Board Member or a consultant of the Company for any reason except death or disability, then this Option, to the extent that it is exercisable on Optionee’s Termination Date, may be exercised by Optionee within seven (7) months after the Termination Date, but in no event later than the Expiration Date.

4.2                                 Death or Disability.  If Optionee ceases to be a Board Member or a consultant of the Company because of the death of Optionee or the disability of Optionee within the meaning of Section 22(e)(3) of the Code, then this Option, to the extent that it is exercisable on Optionee’s Termination Date, may be exercised by Optionee (or Optionee’s legal representative) within twelve (12) months after the Termination Date, but in no event later than the Expiration Date.

5.                                      Manner of Exercise.

5.1                                 Exercise Agreement.  This Option shall be exercisable by delivery to the Company of an executed written Directors Stock Option Exercise Agreement in the form attached hereto as Exhibit A, or in such other form as may be approved by the Committee, which shall set forth Optionee’s election to exercise some or all of this Option, the number of Shares being purchased, any restrictions imposed on the Shares and such other representations and agreements as may be required by the Company to comply with applicable securities laws.

5.2                                 Payment.  Payment for the Shares purchased upon exercise of this Option may be made (a) in cash or by check; (b) by surrender of shares of Common Stock of the Company that have been owned by Optionee for more than six (6) months (and which have been paid for within the meaning of SEC Rule 144 and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares) or were obtained by the Optionee in the open public market, having a Fair Market Value equal to the aggregate Exercise Price of the Shares being purchased upon such exercise of this Option; (c) by waiver of compensation due or accrued from the Company to Optionee for services rendered; (d) provided that a public market for the Company’s Common Stock exists, through a “same day sale” commitment from Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby Optionee irrevocably elects to exercise this Option and to sell a portion of the Shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; (e) provided that a public market for the Company’s stock exists, through a

“margin” commitment from Optionee and a NASD Dealer whereby Optionee irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or (f) by any combination of the foregoing.

5.3                                 Withholding Taxes.  Prior to the issuance of the Shares upon exercise of this Option, Optionee shall pay or make adequate provision for any applicable federal or state withholding obligations of the Company.

5.4                                 Issuance of Shares.  Provided that such notice and payment are in form and substance satisfactory to counsel for the Company, the Company shall cause the Shares to be issued in the name of Optionee or Optionee’s legal representative.  To enforce any restrictions on Optionee’s Shares, the Committee may require Optionee to deposit all certificates, together with stock powers or other instruments of transfer approved by the Committee appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.

6.                                      Repurchase Option.  The Company, or its assignee, shall have the right to repurchase all outstanding Unvested Shares held by Optionee as provided in this Section 6 (the “Repurchase Option”) if Optionee ceases to be a member of the Board or a consultant of the Company for any reason.  The Company shall exercise such Repurchase Option within ninety (90) days after Optionee’s Termination Date for cash at Optionee’s Exercise Price, as it may be proportionately adjusted for any stock split or similar change in the capital structure of the Company as set forth in Section 12 of the Plan.  Notwithstanding the foregoing, the Company shall retain the Repurchase Option for Unvested Shares only with respect to that number of Unvested Shares (whether or not exercised) that exceeds the number of Shares that remain exercisable under this Option.

7.                                      Nontransferability of Option.  During the lifetime of Optionee, this Option shall be exercisable only by Optionee or by Optionee’s guardian or legal representative, unless otherwise permitted by the Committee.  This Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution.

8.                                      Interpretation.  Any dispute regarding the interpretation of this Grant shall be submitted by Optionee or the Company to the Committee that administers the Plan, which shall review such dispute at its next regular meeting.  The resolution of such a dispute by the Committee shall be final and binding on the Company and on Optionee.  Nothing in the Plan or this Grant shall confer on Optionee any right to continue as a Board Member or a consultant.

9.                                      Tax Consequences.  Set forth below is a brief summary as of the Date of Grant of some of the federal and California tax consequences of exercise of the Option and disposition of the Shares.  THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.  OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

9.1           Exercise of Nonqualified Stock Option.  There may be a regular federal and California income tax liability upon the exercise of the Option.  Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market

Value of the Shares purchased on the date of exercise over the Exercise Price of such Shares.  The Company will be required to withhold from Optionee’s compensation or collect from Optionee and pay to the applicable taxing authorities all taxes and other amounts required to be withheld at the time of exercise.

9.2                                 Disposition of Shares.  If the Shares are held for more than twelve (12) months after the date of the transfer of the Shares pursuant to the exercise of this Option for Vested Shares or for more than twelve (12) months after the date of transfer of the Shares pursuant to the exercise of an Option for Unvested Shares for which a Section 83(b) election has been made, any gain realized on disposition of the Shares will be treated as long term capital gain for federal income tax purposes.  The Company will be required to withhold from Optionee’s compensation or collect from Optionee and pay to the applicable taxing authorities all taxes and other amounts required to be withheld.

9.3                                 Section 83(b) Election for Unvested Shares.  With respect to Unvested Shares which are subject to the Repurchase Option, unless an election is filed by Optionee with the Internal Revenue Service (and, if necessary, the proper state taxing authorities), within 30 days of the purchase of the Unvested Shares, electing pursuant to Section 83(b) of the Internal Revenue Code (and similar state tax provisions, if applicable) to be taxed currently on any difference between the Exercise Price of the Unvested Shares and their Fair Market Value on the date of purchase, there may be a recognition of taxable income to the Optionee, measured by the excess, if any, of the Fair Market Value of the Unvested Shares at the time they cease to be Unvested Shares, over the Exercise Price of the Unvested Shares.  A form of 83(b) election is attached hereto as Exhibit B.

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10.                               Entire Agreement; Counterparts.  The Plan and the Directors Stock Option Exercise Agreement in the form attached hereto as Exhibit A, and the terms and conditions thereof, are incorporated herein by reference.  This Grant, the Plan and the Directors Stock Option Exercise Agreement constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter.  This Grant may be executed in counterparts.

VERSANT CORPORATION

By:

Name:

Title:

ACCEPTANCE OF STOCK OPTION GRANT

Optionee hereby acknowledges receipt of a copy of the Plan, represents that Optionee has read and understands the terms and provisions of the Plan, and accepts this Option subject to all the terms and conditions of the Plan and this Grant.  Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Shares and that Optionee has been advised by the Company that Optionee should consult a qualified tax advisor prior to such exercise or disposition.

Optionee

Attachments

Exhibit A – Directors Stock Option Exercise Agreement
Exhibit B – Form of 83(b) Election

[Signature Page to Directors Nonqualified Initial Stock Option Grant]

SUCCEEDING GRANT

VERSANT CORPORATION

2005 DIRECTORS STOCK OPTION PLAN

DIRECTORS NONQUALIFIED SUCCEEDING STOCK OPTION GRANT

This Stock Option Grant (this “Grant”) is made and entered into as of the date of Grant set forth below (the “Date of Grant”) by and between Versant Corporation, a California corporation (the “Company”), and the Optionee named below (“Optionee”).

Optionee:

Optionee’s Address:

Total Shares Subject to Option:

Exercise Price Per Share

Date of Grant:

Expiration Date:

1.                                       Grant of Option.  The Company hereby grants to Optionee an option (this “Option”) to purchase up to the total number of shares of Common Stock of the Company set forth above (collectively, the “Shares”) at the Exercise Price Per Share set forth above (the “Exercise Price”), subject to all of the terms and conditions of this Grant and the Company’s 2005 Directors Stock Option Plan (the “Plan”).  Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan.

2.                                      Exercise Period.

2.1                                 Exercise Period of Option.  Subject to the terms and conditions of the Plan and this Grant, this Option shall be exercisable immediately with respect to one hundred percent (100%) of the Shares subject to this Option, although the Shares issued upon exercise of this Option will be subject to the Repurchase Option as provided in Section 6 of this Grant.  Provided, and only for so long as, Optionee continuously remains a member of the Board of Directors of the Company (a “Board Member”) or a consultant of the Company, fifty percent (50%) of the total number of Shares subject to this Option will become vested on each of the first two successive anniversaries of the Date of Grant.  Notwithstanding any provision in the Plan or this Grant to the contrary, this Option will not be exercisable with respect to Unvested Shares (as defined in Section 2.2 of this Grant) on or after Optionee’s Termination Date.

2.2                                 Vesting of Shares.  Shares that are vested pursuant to the schedule set forth in Section 2.1 are “Vested Shares.”  Shares that are not vested pursuant to the schedule set forth in Section 2.1 are

“Unvested Shares.”  Unvested Shares may not be sold or otherwise transferred by Optionee without the Company’s prior written consent.

2.3                                 Expiration.  The Option shall expire on the Expiration Date set forth above and must be exercised, if at all, on or before the Expiration Date.

3.                                      Restriction on Exercise.  This Option may not be exercised unless such exercise is in compliance with the Securities Act, and all applicable state securities laws, as they are in effect on the date of exercise, and the requirements of any stock exchange or securities quotation system on which the Company’s Common Stock may be listed at the time of exercise.  Optionee understands that the Company is under no obligation to register or qualify the Shares with the SEC or any securities authority of any state or other jurisdiction or to list the Shares on any stock exchange or securities quotation system.

4.                                      Termination of Option.  Except as provided below in this Section, this Option shall terminate and may not be exercised if Optionee ceases to be a Board Member or consultant of the Company.  The date on which Optionee ceases to be a Board Member or a consultant of the Company shall be referred to herein as the “Termination Date.”

4.1                                 Termination Generally.  If Optionee ceases to be a Board Member or a consultant of the Company for any reason except death or disability, then this Option, to the extent that it is exercisable on Optionee’s Termination Date, may be exercised by Optionee within seven (7) months after the Termination Date, but in no event later than the Expiration Date.

4.2                                 Death or Disability.  If Optionee ceases to be a Board Member or a consultant of the Company because of the death of Optionee or the disability of Optionee within the meaning of Section 22(e)(3) of the Code, then this Option, to the extent that it is exercisable on Optionee’s Termination Date, may be exercised by Optionee (or Optionee’s legal representative) within twelve (12) months after the Termination Date, but in no event later than the Expiration Date.

5.                                      Manner of Exercise.

5.1                                 Exercise Agreement.  This Option shall be exercisable by delivery to the Company of an executed written Directors Stock Option Exercise Agreement in the form attached hereto as Exhibit A, or in such other form as may be approved by the Committee, which shall set forth Optionee’s election to exercise some or all of this Option, the number of Shares being purchased, any restrictions imposed on the Shares and such other representations and agreements as may be required by the Company to comply with applicable securities laws.

5.2                                 Payment.  Payment for the Shares purchased upon exercise of this Option may be made (a) in cash or by check; (b) by surrender of shares of Common Stock of the Company that have been owned by Optionee for more than six (6) months (and which have been paid for within the meaning of SEC Rule 144 and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares) or were obtained by the Optionee in the open public market, having a Fair Market Value equal to the aggregate Exercise Price of the Shares being purchased upon such exercise of this Option; (c) by waiver of compensation due or accrued from the Company to Optionee for services rendered; (d) provided that a public market for the Company’s stock exists, through a “same day sale” commitment from Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby Optionee irrevocably elects to exercise this Option and to sell a portion of the Shares so purchased to pay for the Exercise Price and whereby the

NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; (e) provided that a public market for the Company’s stock exists, through a “margin” commitment from Optionee and a NASD Dealer whereby Optionee irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or (f) by any combination of the foregoing.

5.3                                 Withholding Taxes.  Prior to the issuance of the Shares upon exercise of this Option, Optionee shall pay or make adequate provision for any applicable federal or state withholding obligations of the Company.

5.4                                 Issuance of Shares.  Provided that such notice and payment are in form and substance satisfactory to counsel for the Company, the Company shall cause the Shares to be issued in the name of Optionee or Optionee’s legal representative.  To enforce any restrictions on Optionee’s Shares, the Committee may require Optionee to deposit all certificates, together with stock powers or other instruments of transfer approved by the Committee appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.

6.                                      Repurchase Option.  The Company, or its assignee, shall have the right to repurchase all outstanding Unvested Shares held by Optionee as provided in this Section 6 (the “Repurchase Option”) if Optionee ceases to be a member of the Board or a consultant of the Company for any reason.  The Company shall exercise such Repurchase Option within ninety (90) days after Optionee’s Termination Date for cash at Optionee’s Exercise Price, proportionately adjusted for any stock split or similar change in the capital structure of the Company as set forth in Section 12 of the Plan.  Notwithstanding the foregoing, the Company shall retain the Repurchase Option for Unvested Shares only with respect to that number of Unvested Shares (whether or not exercised) that exceeds the number of Shares that remain exercisable under this Option.

7.                                      Nontransferability of Option.  During the lifetime of Optionee, this Option shall be exercisable only by Optionee or by Optionee’s guardian or legal representative, unless otherwise permitted by the Committee.  This Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution.

8.                                      Interpretation.  Any dispute regarding the interpretation of this Grant shall be submitted by Optionee or the Company to the Committee that administers the Plan, which shall review such dispute at its next regular meeting.  The resolution of such a dispute by the Committee shall be final and binding on the Company and on Optionee.  Nothing in the Plan or this Grant shall confer on Optionee any right to continue as a Board Member or a consultant.

9.                                      Tax Consequences.  Set forth below is a brief summary as of the Date of Grant of some of the federal and California tax consequences of exercise of the Option and disposition of the Shares.  THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.  OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

9.1                                 Exercise of Nonqualified Stock Option.  There may be a regular federal and California income tax liability upon the exercise of the Option.  Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares purchased on the date of exercise over the Exercise Price of such Shares.  The Company will be required to withhold from Optionee’s compensation or collect from Optionee and pay to the applicable taxing authorities all taxes and other amounts required to be withheld at the time of exercise.

9.2                                 Disposition of Shares.  If the Shares are held for more than twelve (12) months after the date of the transfer of the Shares pursuant to the exercise of the Option for Vested Shares (or for more than twelve (12) months after the date of transfer of the Shares pursuant to the exercise of an Option for Unvested Shares for which a Section 83(b) election has been made), any gain realized on disposition of the Shares will be treated as long term capital gain for federal income tax purposes.  The Company will be required to withhold from Optionee’s compensation or collect from Optionee and pay to the applicable taxing authorities all taxes and other amounts required to be withheld at the time of exercise.

9.3                                 Section 83(b) Election for Unvested Shares.  With respect to Unvested Shares which are subject to the Repurchase Option unless an election is filed by Optionee with the Internal Revenue Service (and, if necessary, the proper state taxing authorities), within 30 days of the purchase of the Unvested Shares, electing pursuant to Section 83(b) of the Internal Revenue Code (and similar state tax provisions, if applicable) to be taxed currently on any difference between the Exercise Price of the Unvested Shares and their Fair Market Value on the date of purchase, there may be a recognition of taxable income to the Optionee, measured by the excess, if any, of the Fair Market Value of the Unvested Shares at the time they cease to be Unvested Shares, over the Exercise Price of the Unvested Shares.  A form of 83(b) election is attached hereto as Exhibit B.

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10.                               Entire Agreement; Counterparts.  The Plan and the Directors Stock Option Exercise Agreement in the form attached hereto as Exhibit A, and the terms and conditions thereof, are incorporated herein by reference.  This Grant, the Plan and the Directors Stock Option Exercise Agreement constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter.  This Grant may be executed in counterparts.

VERSANT CORPORATION

By:

Name:

Title:

ACCEPTANCE OF STOCK OPTION GRANT

Optionee hereby acknowledges receipt of a copy of the Plan, represents that Optionee has read and understands the terms and provisions of the Plan, and accepts this Option subject to all the terms and conditions of the Plan and this Grant.  Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Shares and that Optionee has been advised by the Company that Optionee should consult a qualified tax advisor prior to such exercise or disposition.

Optionee

Attachments

Exhibit A – Directors Stock Option Exercise Agreement
Exhibit B – Form of 83(b) Election

Exhibit A

DIRECTORS STOCK OPTION EXERCISE AGREEMENT

Exhibit A

VERSANT CORPORATION
2005 DIRECTORS STOCK OPTION PLAN (the “Plan”)
DIRECTORS STOCK OPTION EXERCISE AGREEMENT

I, the undersigned (“Optionee”) hereby elect to purchase the number of shares of Common Stock of VERSANT CORPORATION (the “Company”) as set forth below:

Optionee:	Number of Shares Purchased:

Social Security Number:	Purchase Price per Share:

Address:	Aggregate Purchase Price:

Date of Stock Option Grant:

Type of Stock Option: Nonqualified Stock Option	Exact Name of Title to Shares:

1. Delivery of Purchase Price.  Optionee hereby delivers to the Company the Aggregate Purchase Price, to the extent permitted in the Directors Nonqualified Stock Option Grant dated as of the Date of Stock Option Grant referred to above (the “Grant”) as follows (check as applicable and complete):

☐                                    in cash or by check in the amount of $                                       , receipt of which is acknowledged by the Company;

☐                                    by delivery of                                         fully-paid, nonassessable, vested shares of the Common Stock of the Company owned by Optionee for at least six (6) months prior to the date hereof (and which have been paid for within the meaning of SEC Rule 144), or obtained by Optionee in the open public market, and owned free and clear of all liens, claims, encumbrances or security interests, valued at the current Fair Market Value of $                            per share;

☐                                    by the waiver hereby of compensation due or accrued to Optionee from the Company for services rendered in the amount of $                                                            ;

☐                                    through a “same-day-sale” commitment, delivered herewith, from Optionee and the NASD Dealer named therein, in the amount of $                                                            ; or

☐                                    through a “margin” commitment, delivered herewith from Optionee and the NASD Dealer named therein, in the amount of $                                                                      .

2.  Market Standoff Agreement.  Optionee, if requested by the Company and an underwriter of Common Stock (or other securities) of the Company, agrees not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by Optionee during the period requested by the managing underwriter following the effective date of a registration statement of the Company filed under the Securities Act, provided that all officers and directors of the Company are required to enter into similar agreements.  Such agreement shall be in writing in a form satisfactory to the Company and such underwriter.  The Company may impose stop-transfer instructions with respect to the shares (or other securities) subject to the foregoing restriction until the end of such period.

3.                                      Repurchase Option.  Optionee acknowledges and agrees that any of the Shares that are “Unvested Shares” when Participant is Terminated are subject to the Company’s Repurchase Option as provided in Section 6 of the Grant.

4.  Tax Consequences.  OPTIONEE UNDERSTANDS THAT OPTIONEE MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF OPTIONEE’S PURCHASE OR DISPOSITION OF THE SHARES.  OPTIONEE REPRESENTS THAT OPTIONEE HAS CONSULTED WITH ANY TAX CONSULTANT(S) OPTIONEE DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND THAT OPTIONEE IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

5.  Entire Agreement.  The Plan and the Grant are incorporated herein by reference.  This Agreement, the Plan and the Grant constitute the entire agreement of the parties and supersede in their entirety all prior understandings and agreements of the Company and Optionee with respect to the subject matter hereof, and are governed by California law except for that body of law pertaining to conflict of laws.

Date:
Signature of Optionee

VERSANT CORPORATION
2005 DIRECTORS STOCK OPTION PLAN

Spouse’s Consent

I acknowledge that I have read the foregoing Directors Stock Option Exercise Agreement (the “Agreement”) and that I know its contents.  I hereby consent to and approve all the provisions of the Agreement and agree with Versant Corporation that the shares of the Common Stock of Versant Corporation purchased thereunder (the “Shares”) and any interest I may have in such Shares are subject to all the provisions of the Agreement.  I will take no action at any time to hinder operation of the Agreement on these Shares or any interest I may have on them.

Date:
Signature of Optionee’s Spouse

Optionee’s Name - Typed or Printed

Spouse’s Name - Typed or Printed